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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 11, 2002


                               DURECT CORPORATION
             (Exact name of registrant as specified in its charter)

                                    000-31615
                            (Commission File Number)

               Delaware                                 94-3297098
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation)


                                 10240 Bubb Road
                               Cupertino, CA 95014
             (Address of principal executive offices, with zip code)

                                 (408) 777-1417
              (Registrant's telephone number, including area code)

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 Item 5. Other Events and Regulation FD Disclosure.

         DURECT Corporation announces Recent Developments and updates its Risk Factors as follows:

                               RECENT DEVELOPMENTS

         In November 2001, ALZA and DURECT amended the terms of ALZA's option to distribute Chronogesic(TM) in the United States and Canada, and ALZA exercised its option pursuant to the amended terms. Under the revised terms, we agreed to negotiate exclusively for a limited period of time with ALZA and its affiliate, Janssen Pharmaceutica Products, L.P. for exclusive sales and marketing rights to Chronogesic (TM) in the United States and Canada; provided, however, if we were unable to reach an agreement within this limited period of time, then all commercialization rights would revert to DURECT. As of the date of this filing, our Chronogesic(TM) product is no longer subject to any option on the part of ALZA or its affiliates, and we are free to discuss and are currently engaged in discussions with multiple potential partners relating to the commercialization of Chronogesic(TM) in the U.S., Canada and other countries of the world. We believe that our ability to engage in discussions with multiple potential partners will allow us to maximize the value of these rights. See "Risk Factor--Our agreement with ALZA limits our fields of operation for our DUROS-based pharmaceutical systems, requires us to spend significant funds on product development and gives ALZA a first right to distribute selected products for us."

                                  RISK FACTORS

         Prospective purchasers of our common stock should carefully consider the following Risk Factors in addition to the other information appearing in or incorporated by reference into any prospectus.

We have not completed development of any of our pharmaceutical systems, and we cannot be certain that our pharmaceutical systems will be able to be commercialized

         To be profitable, we must successfully research, develop, obtain regulatory approval for, manufacture, introduce, market and distribute our pharmaceutical systems under development. For each pharmaceutical system that we intend to commercialize, we must successfully meet a number of critical developmental milestones for each disease or medical condition that we target, including:

         . selecting and developing drug delivery platform technology to deliver the proper dose of drug over the desired period of time;

         . selecting and developing catheter technology, if appropriate, to deliver the drug to a specific location within the body;

         . determining the appropriate drug dosage for use in the pharmaceutical system;

         . developing drug compound formulations that will be tolerated, safe and effective and that will be compatible with the system; and

         . demonstrating the drug formulation will be stable for commercially reasonable time periods.

         The time frame necessary to achieve these developmental milestones for any individual product is long and uncertain, and we may not successfully complete these milestones for any of our products in development. We have not yet completed development of any pharmaceutical

                                       -2-

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systems, and DURECT has limited experience in developing such products. We have selected the drug dosages and have substantially completed the product design of our lead product, Chronogesic(TM). We have not, however, selected the drug dosages nor finalized the product design of our intended second product, DUROS hydromorphone., and we may not be able to complete the design of this product. We are continuing testing of these products and exploring possible design changes to address issues of safety, manufacturing efficiency and performance. We may not be able to complete development of any products that will be safe and effective and that will have a commercially reasonable treatment and storage period. If we are unable to complete development of our Chronogesic(TM) or DUROS hydromorphone products, or other products, we will not be able to earn revenue from them, which would materially harm our business.

We must conduct and satisfactorily complete clinical trials for our pharmaceutical systems

         Before we can obtain government approval to sell any of our pharmaceutical systems, we must demonstrate through preclinical (animal) studies and clinical (human) trials that each system is safe and effective for human use for each targeted disease. As of December 31, 2001, we have completed an initial Phase I clinical trial using an external pump to test the safety of continuous chronic infusion of sufentanil, a Phase II clinical trial, a pilot Phase III clinical trial and a pharmacokinetic trial for our lead product, Chronogesic(TM). With respect to our second product, DUROS hydromorphone, we are currently in the pre-clinical stage. We plan to continue extensive and costly clinical trials to assess the safety and effectiveness of Chronogesic(TM), including conducting pivotal Phase III trials necessary to support regulatory approval of the product in the United States and other countries of the world. In addition, we plan to conduct extensive and costly clinical trials for DUROS hydromorphone and our other potential products. We may not be permitted to begin or continue our planned clinical trials for our potential products or, if our trials are permitted, our potential products may not prove to be safe or produce their intended effects. In addition, we may be required by regulatory agencies to conduct additional animal or human studies regarding the safety and efficacy of our products, including Chronogesic(TM), which could delay commercialization of such products.

         We anticipate that we will commence our pivotal Phase III trial of our intended first product, Chronogesic(TM), in mid-2002. The length of our clinical trials will depend upon, among other factors, the rate of trial site and patient enrollment and the number of patients required to be enrolled in such studies. We may fail to obtain adequate levels of patient enrollment in our clinical trials. Delays in planned patient enrollment may result in increased costs, delays or termination of clinical trials, which could have a material adverse effect on us. In addition, even if we enroll the number of patients we expect in the time frame we expect, our clinical trials may not provide the data necessary for their successful completion. Additionally, we may fail to effectively oversee and monitor these clinical trials, which would result in increased costs or delays of our clinical trials. Even if these clinical trials are completed, we may fail to complete and submit a new drug application as scheduled. Even if we are able to submit a new drug application as scheduled, the Food and Drug Administration may not clear our application in a timely manner or may deny the application entirely.

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         Data already obtained from preclinical studies and clinical trials of our pharmaceutical systems do not necessarily predict the results that will be obtained from later preclinical studies and clinical trials. Moreover, preclinical and clinical data such as ours is susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. The failure to adequately demonstrate the safety and effectiveness of a product under development could delay or prevent regulatory clearance of the potential product, resulting in delays to the commercialization of our products, and could materially harm our business. Our clinical trials may not demonstrate the sufficient levels of safety and efficacy necessary to obtain the requisite regulatory approvals for our products, and thus our products may not be approved for marketing.

Failure to obtain product approvals or comply with ongoing governmental regulations could delay or limit introduction of our new products and result in failure to achieve anticipated revenues

         The manufacture and marketing of our products and our research and development activities are subject to extensive regulation for safety, efficacy and quality by numerous government authorities in the United States and abroad. We must obtain clearance or approval from applicable regulatory authorities before we can market or sell our products in the U.S or abroad. Before receiving clearance to market a product in the U.S. or in any other country, we will have to demonstrate to the satisfaction of applicable regulatory agencies that the product is safe and effective on the patient population and for the diseases that will be treated. Clinical trials, manufacturing and marketing of products are subject to the rigorous testing and approval process of the FDA and equivalent foreign regulatory authorities. The Federal Food, Drug and Cosmetic Act and other federal, state and foreign statutes and regulations govern and influence the testing, manufacture, labeling, advertising, distribution and promotion of drugs and medical devices. These laws and regulations are complex and subject to change. Furthermore, these laws and regulations may be subject to varying interpretations, and we may not be able to predict how an applicable regulatory body or agency may choose to interpret or apply any law or regulation. As a result, clinical trials and regulatory approval can take a number of years to accomplish and require the expenditure of substantial resources. We may encounter delays or rejections based upon administrative action or interpretations of current rules and regulations. We may also encounter delays or rejections based upon additional government regulation from future legislation, administrative action or changes in FDA policy during the period of product development, clinical trials and FDA regulatory review. We may encounter similar delays in foreign countries. Sales of our products outside the U.S. are subject to foreign regulatory approvals that vary from country to country. The time required to obtain approvals from foreign countries may be shorter or longer than that required for FDA approval, and requirements for foreign licensing may differ from FDA requirements. We may be unable to obtain requisite approvals from the FDA and foreign regulatory authorities, and even if obtained, such approvals may not be on a timely basis, or they may not cover the clinical uses that we specify. If we fail to obtain timely clearance or approval for our products, we will not be able to market and sell our products, which will limit our ability to generate revenue.

         In addition, data obtained from clinical trials are susceptible to varying interpretations, which could delay, limit or prevent regulatory clearances. As of December 31, 2001, we have

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completed an initial Phase I clinical trial using an external pump to test the safety of continuous chronic infusion of sufentanil, a Phase II clinical trial, a pilot Phase III trial and a pharmacokinetic trial for our Chronogesic(TM) product, but have not begun our pivotal Phase III trial of this product, or initiated clinical trials for any other products. We are currently in the preclinical stage with respect to our second product, DUROS hydromorphone.

         Marketing or promoting a drug is subject to very strict controls. Furthermore, clearance may entail ongoing requirements for post-marketing studies. The manufacture and marketing of drugs are subject to continuing FDA and foreign regulatory review and requirements that we update our regulatory filings. Later discovery of previously unknown problems with a product, manufacturer or facility, or our failure to update regulatory files, may result in restrictions, including withdrawal of the product from the market. Any of the following events, if they were to occur, could delay or preclude us from further developing, marketing or realizing full commercial use of our products, which in turn would materially harm our business, financial condition and results of operations:

         .  failure to obtain or maintain requisite governmental approvals;

         . failure to obtain approvals for clinically intended uses of our products under development; or

         . identification of serious and unanticipated adverse side effects in our products under development.

         Manufacturers of drugs also must comply with the applicable FDA good manufacturing practice regulations, which include production design controls, testing, quality control and quality assurance requirements as well as the corresponding maintenance of records and documentation. Compliance with current good manufacturing practices regulations is difficult and costly. Manufacturing facilities are subject to ongoing periodic inspection by the FDA and corresponding state agencies, including unannounced inspections, and must be licensed before they can be used for the commercial manufacture of our products. We or our present or future suppliers may be unable to comply with the applicable good manufacturing practice regulations and other FDA regulatory requirements. We have not been subject to a good manufacturing regulation inspection by the FDA relating to our pharmaceutical systems. If we do not achieve compliance for the products we manufacture, the FDA may withdraw marketing clearance or require product recall, which may cause interruptions or delays in the manufacture and sale of our products.

We may not be able to manufacture sufficient quantities of our products to support our clinical and commercial requirements at an acceptable cost, and we have limited manufacturing experience

         We must manufacture our products in clinical and commercial quantities, either directly or through third parties, in compliance with regulatory requirements and at an acceptable cost. The manufacture of our DUROS-based pharmaceutical systems is a complex process. Although we have substantially completed development of the manufacturing process for our

                                       -5-

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Chronogesic(TM) product, we continue to consider ways to optimize our manufacturing process and to explore possible changes to increase efficiencies and lower costs. We have not yet completed development of the manufacturing process for any products other than Chronogesic(TM). If we fail to develop manufacturing processes to permit us to manufacture a product at an acceptable cost, then we may not be able to commercialize that product.

         We completed construction of a manufacturing facility for our DUROS-based pharmaceutical systems in May 2001 in accordance with our initial plans, and we anticipate that this facility, once it is ready for production, will be capable of manufacturing supplies for our Phase III clinical trial and commercial launch of our Chronogesic(TM) product and for clinical trials of our DUROS hydromorphone product as well as other products on a pilot scale. However, our facility and our production processes must be validated and qualified before we commence production of clinical and anticipated commercial supplies of our products. We have substantially completed validating and qualifying our manufacturing facility but have not completed these processes. DURECT has limited experience validating and qualifying manufacturing facilities.

         In order to manufacture clinical and commercial supplies of our pharmaceutical systems, we must attain and maintain compliance with applicable federal, state and foreign regulatory standards relating to manufacture of pharmaceutical products which are rigorous, complex and subject to varying interpretations. Furthermore, our new facility will be subject to government audits to determine compliance with good manufacturing practices regulations, and we may be unable to pass inspection with the applicable regulatory agencies or may be asked to undertake corrective measures which may be costly and cause delay.

         If we are unable to ready our manufacturing facility for production and manufacture product in a timely manner or at an acceptable cost and attain and maintain compliance with applicable regulations, we could experience a delay in our clinical trials and the commercial sale of our DUROS-based pharmaceutical systems. Additionally, we may need to alter our facility design or manufacturing processes, install additional equipment or do additional construction or testing in order to meet regulatory requirements, optimize the production process, increase efficiencies or production capacity or for other reasons, which may result in additional cost to us or delay production of product needed for our clinical trials and commercial launch. We may also be required or choose to subcontract with third party contractors to perform the final manufacturing steps of our DUROS-based pharmaceutical systems in which case we will be subject to the schedule, expertise and performance of third parties as well as incur significant additional costs. See "We rely heavily on third parties to support development, clinical testing and manufacturing of our products." Under our development and commercialization agreement with ALZA, we cannot subcontract the manufacture of subassemblies of the DUROS system without approval from ALZA. If we cannot manufacture product in time to meet our clinical or commercial requirements or at an acceptable cost, our operating results will be harmed.

         In April 2000, we acquired the ALZET product and related assets from ALZA. We manufacture subassemblies of the ALZET product at our Vacaville facility. We currently rely on ALZA to perform the coating process for the manufacture of the ALZET product, but we will be

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required to perform this process ourselves starting April 2003 or sooner. We have limited experience manufacturing this product, and we may not be able to successfully or consistently manufacture this product at an acceptable cost, if at all.

Our agreement with ALZA limits our fields of operation for our DUROS-based pharmaceutical systems, requires us to spend significant funds on product development and gives ALZA a first right to distribute selected products for us

         In April 1998, we entered into a development and commercialization agreement with ALZA Corporation, which was amended and restated in April 1999 and April 2000. ALZA was acquired by Johnson & Johnson in June 2001 and has since operated as a wholly owned subsidiary. Our agreement with ALZA gives us exclusive rights to develop, commercialize and manufacture products using ALZA's DUROS technology to deliver by catheter:

         . drugs to the central nervous system to treat select nervous system disorders;

         .  drugs to the middle and inner ear;

         .  drugs to the pericardial sac of the heart; and

         .  select drugs into vascular grafts.

We also have the right to use the DUROS technology to deliver systemically and by catheter:

         .  sufentanil to treat chronic pain; and

         .  select cancer antigens.

         We may not develop, manufacture or commercialize DUROS-based pharmaceutical systems outside of these specific fields without ALZA's prior approval. In addition, if we develop or commercialize any drug delivery technology for use in a manner similar to the DUROS technology in a field covered in our license agreement with ALZA, then we may lose our exclusive rights to use the DUROS technology in such field as well as the right to develop new products using DUROS technology in such field. Furthermore, to maintain our rights under this license agreement, we must meet annual minimum development spending requirements totaling $52.0 million to develop products in some or all of these fields through 2004 and fund development of a minimum number of products per year up to a total of eight products through 2004. In order to maintain commercialization rights for our products in the U.S. and any foreign countries, we must diligently develop our products, procure required regulatory approvals and commercialize the products in these countries. If we fail to meet the various diligence requirements, we may:

         . lose our rights to develop, commercialize and manufacture some of our DUROS-based pharmaceutical systems;

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

     .    lose rights for products in some or all countries, including the U.S.;
          or

     .    lose rights in some fields of use.

     These rights would revert to ALZA, which could then develop DUROS-based pharmaceutical products in such countries or fields of use itself or license others to do so. In addition, in the event that our rights terminate with respect to any product or country, or this agreement terminates or expires in its entirety (except for termination by us due to a breach by ALZA), ALZA will have the exclusive right to use all of our data, rights and information relating to the products developed under the agreement as necessary for ALZA to commercialize these products, subject to the payment of a royalty to us based on the net sales of the products by ALZA.

     Our agreement with ALZA gives us the right to perform development work and manufacture the DUROS pump component of our DUROS-based pharmaceutical systems. In the event of a change in our corporate control, including an acquisition of us, our right to manufacture and perform development work on the DUROS pump would terminate and ALZA would have the right to manufacture and develop DUROS systems for us so long as ALZA can meet our specification and supply requirements following such change in control.

     Under the ALZA agreement, we must pay ALZA royalties on sales of DUROS-based pharmaceutical systems we commercialize and a percentage of any up-front license fees, milestone or special fees, payments or other consideration we receive, excluding research and development funding. In addition, commencing upon the commercial sale of a product developed under the agreement, we are obligated to make minimum product payments to ALZA on a quarterly basis based on our good faith projections of our net product sales of the product. These minimum payments will be fully credited against the product royalty payments we must pay to ALZA.

     ALZA also has an exclusive option to distribute any DUROS-based pharmaceutical system we develop to deliver non-proprietary cancer antigens worldwide. The terms of any distribution arrangement have not been set and are to be negotiated in good faith between ALZA and ourselves. ALZA's option to acquire distribution rights limits our ability to negotiate with other distributors for these products and may result in lower payments to us than if these rights were subject to competitive negotiations. We must allow ALZA an opportunity to negotiate in good faith for commercialization rights to our products developed under the agreement prior to granting these rights to a third party. These rights do not apply to products that are subject to ALZA's option or products for which we have obtained funding or access to a proprietary drug from a third party to whom we have granted commercialization rights prior to the commencement of human clinical trials.

     ALZA has the right to terminate the agreement in the event that we breach a material obligation under the agreement and do not cure the breach in a timely manner. In addition, ALZA has the right to terminate the agreement if, at any time prior to July 2002, we solicit for employment or hire, without ALZA's consent, a person who is or within the previous 180 days

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has been an employee of ALZA, or if at any time prior to July 2006, we solicit for employment or hire, without ALZA's consent, a person who is or within the previous 180 days has been an employee of ALZA in the DUROS technology group.

     Under the ALZA Agreement, ALZA had an exclusive option to distribute our Chronogesic(TM) product in the United States and Canada. In November 2001, ALZA and DURECT amended the terms of this option, and ALZA exercised its option pursuant to the amended terms. Under the revised terms, we agreed to negotiate exclusively for a limited period of time with ALZA and its affiliate, Janssen Pharmaceutica Products, L.P. for exclusive sales and marketing rights to Chronogesic (TM) in the United States and Canada; provided, however, if we were unable to reach an agreement within this limited period of time, then all commercialization rights would revert to DURECT. As of the date of this filing, our Chronogesic(TM) product is no longer subject to any option on the part of ALZA or its affiliates, and we are free to discuss and are currently engaged in discussions with multiple potential partners relating to the commercialization of Chronogesic(TM) in the U.S., Canada and other countries of the world. We believe that our ability to engage in discussions with multiple partners will allow us to maximize the value of these rights. There can be no assurance that we will reach an agreement with any potential partner, including ALZA, or its affiliates, regarding commercialization rights to Chronogesic (TM) on commercially reasonable terms, or at all. If we are unable to reach an agreement with a commercialization partner, this may be interpreted as a negative factor, resulting in a decline in our stock price.

Technologies and businesses which we have acquired may be difficult to integrate, disrupt our business, dilute stockholder value or divert management attention. We may also acquire additional businesses or technologies in the future, which could have these same effects

     We may acquire technologies, products or businesses to broaden the scope of our existing and planned product lines and technologies. For example, in October 1999, we acquired substantially all of the assets of IntraEAR, Inc., in April 2000 we acquired the ALZET product and related assets from ALZA and in April 2001, we completed the acquisition of SBS. These and our future acquisitions expose us to:

     . increased costs associated with the acquisition and operation of the new businesses or technologies and the management of geographically dispersed operations;

     . the risks associated with the assimilation of new technologies, operations, sites and personnel;

     . the diversion of resources from our existing business and technologies;

     . the inability to generate revenues to offset associated acquisition costs;

     . the requirement to maintain uniform standards, controls, and procedures; and

     . the impairment of relationships with employees and customers as a result of any integration of new management personnel.

                                       -9-

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     Acquisitions may also result in the issuance of dilutive equity securities, the incurrence or assumption of debt or additional expenses associated with the amortization of acquired intangible assets or potential businesses. Past acquisitions, such as our acquisitions of IntraEAR, ALZET and SBS, as well future acquisitions, may not generate any additional revenue or provide any benefit to our business.

Some of our products contain controlled substances, the making, use, sale, importation and distribution of which are subject to regulation by state, federal and foreign law enforcement and other regulatory agencies

     Some of our products currently under development contain, and our products in the future may contain, controlled substances which are subject to state, federal and foreign laws and regulations regarding their manufacture, use, sale, importation and distribution. Our Chronogesic(TM) and DUROS hydromorphone products under development contain opioids which are classified as Schedule II controlled substances under the regulations of the U.S. Drug Enforcement Agency. For our products containing controlled substances, we and our suppliers, manufacturers, contractors, customers and distributors are required to obtain and maintain applicable registrations from state, federal and foreign law enforcement and regulatory agencies and comply with state, federal and foreign laws and regulations regarding the manufacture, use, sale, importation and distribution of controlled substances. These regulations are extensive and include regulations governing manufacturing, labeling, packaging, testing, dispensing, production and procurement quotas, record keeping, reporting, handling, shipment and disposal. Failure to obtain and maintain required registrations or comply with any applicable regulations could delay or preclude us from developing and commercializing our products containing controlled substances and subject us to enforcement action. In addition, because of their restrictive nature, these regulations could limit our commercialization of our products containing controlled substances.

Our limited operating history makes evaluating our stock difficult

     Investors can only evaluate our business based on a limited operating history. We were incorporated in February 1998 and have engaged primarily in research and development, licensing technology, raising capital and recruiting scientific and management personnel. This short history may not be adequate to enable investors to fully assess our ability to successfully develop our products, achieve market acceptance of our products and respond to competition.

Acceptance of our products in the marketplace is uncertain, and failure to achieve market acceptance will delay our ability to generate or grow revenues

     Our future financial performance will depend upon the successful introduction and customer acceptance of our future products, including Chronogesic(TM). Even if approved for marketing, our products may not achieve market acceptance. The degree of market acceptance will depend upon a number of factors, including:

     . the receipt of regulatory clearance of marketing claims for the uses that we are developing;

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     .    the establishment and demonstration in the medical community of the safety and clinical efficacy of our products and their potential advantages over existing therapeutic products, including oral medication, transdermal drug delivery products such as drug patches, or external or implantable drug delivery products; and

     . pricing and reimbursement policies of government and third-party payors such as insurance companies, health maintenance organizations and other health plan administrators.

     Physicians, patients, payors or the medical community in general may be unwilling to accept, utilize or recommend any of our products. If we are unable to obtain regulatory approval, commercialize and market our future products when planned and achieve market acceptance, we will not achieve anticipated revenues.

If users of our products are unable to obtain adequate reimbursement from third-party payors, or if new restrictive legislation is adopted, market acceptance of our products may be limited and we may not achieve anticipated revenues

     The continuing efforts of government and insurance companies, health maintenance organizations and other payors of healthcare costs to contain or reduce costs of health care may affect our future revenues and profitability, and the future revenues and profitability of our potential customers, suppliers and collaborative partners and the availability of capital. For example, in certain foreign markets, pricing or profitability of prescription pharmaceuticals is subject to government control. In the United States, recent federal and state government initiatives have been directed at lowering the total cost of health care, and the U.S. Congress and state legislatures will likely continue to focus on health care reform, the cost of prescription pharmaceuticals and on the reform of the Medicare and Medicaid systems. While we cannot predict whether any such legislative or regulatory proposals will be adopted, the announcement or adoption of such proposals could materially harm our business, financial condition and results of operations.

     Our ability to commercialize our products successfully will depend in part on the extent to which appropriate reimbursement levels for the cost of our products and related treatment are obtained by governmental authorities, private health insurers and other organizations, such as HMOs. Third-party payors are increasingly limiting payments or reimbursement for medical products and services. Also, the trend toward managed health care in the United States and the concurrent growth of organizations such as HMOs, which could control or significantly influence the purchase of health care services and products, as well as legislative proposals to reform health care or reduce government insurance programs, may limit reimbursement or payment for our products. The cost containment measures that health care payors and providers are instituting and the effect of any health care reform could materially harm our ability to operate profitably.

We have a history of operating losses, expect to continue to have losses in the future and may never achieve or maintain profitability

     We have incurred significant operating losses since our inception in 1998 and, as of September 30, 2001, had an accumulated deficit of approximately $66.3 million. We expect to

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continue to incur significant operating losses over the next several years as we continue to incur increasing costs for research and development, clinical trials and manufacturing. Our ability to achieve profitability depends upon our ability, alone or with others, to successfully complete the development of our proposed products, obtain the required regulatory clearances and manufacture and market our proposed products. Development of pharmaceutical systems is costly and requires significant investment. In addition, we may choose to license either additional drug delivery platform technology or rights to particular drugs for use in our pharmaceutical systems. The license fees for these technologies or rights would increase the costs of our pharmaceutical systems.

     To date, we have not generated significant revenue from the commercial sale of our products and do not expect to receive significant revenue in the near future. All revenues to date are from the sale of products we acquired in October 1999 in connection with the acquisition of substantially all of the assets of IntraEAR, Inc., the ALZET product we acquired in April 2000 from ALZA and the sale of biodegradable polymers and contract research and development revenues from our SBS subsidiary. We do not expect these revenues to increase significantly in future periods. We do not anticipate commercialization and marketing of our products in development in the near future, and therefore do not expect to generate sufficient revenues to cover expenses or achieve profitability in the near future.

We do not control ALZA's ability to develop and commercialize DUROS technology outside of fields licensed to us, and problems encountered by ALZA could result in negative publicity, loss of sales and delays in market acceptance of our DUROS-based pharmaceutical systems

     ALZA retains complete rights to the DUROS technology for fields outside the specific fields licensed to us. Accordingly, ALZA may develop and commercialize DUROS-based products or license others to do so, so long as there is no conflict with the rights granted to us. ALZA recently received FDA approval to market its first DUROS-based product, Viadur (leuprolide acetate implants) for the palliative treatment of advanced prostate cancer. If ALZA fails to commercialize this product successfully, or encounters problems associated with this product, negative publicity could be created about all DUROS-based products, which could result in harm to our reputation and cause reduced sales of our products. In addition, if any third-party that may be licensed by ALZA fails to develop and commercialize DUROS-based products successfully, the success of all DUROS-based systems could be impeded, including ours, resulting in delay or loss of revenue or damage to our reputation, any one of which could harm our business.

     We do not own the trademark "DUROS" and any competitive advantage we derive from the name may be impaired by third-party use ALZA owns the trademark "DUROS." Because ALZA is also developing and marketing DUROS-based systems, and may license third parties to do so, there may be confusion in the market between ALZA, its potential licensees and us, and this confusion could impair the competitive advantage, if any, we derive from use of the DUROS name. In addition, any actions taken by ALZA or its potential licensees that negatively impact the trademark "DUROS" could negatively impact our reputation and result in reduced sales of our DUROS-based pharmaceutical systems.

We may be sued by third parties which claim that our products infringe on their intellectual property rights, particularly because there is substantial uncertainty about the validity and breadth of medical patents

     We may be exposed to future litigation by third parties based on claims that our products or activities infringe the intellectual property rights of others or that we have misappropriated the trade secrets of others. This risk is exacerbated by the fact that the validity and breadth of claims covered in medical technology patents and the breadth and scope of trade secret protection involve complex legal and factual questions for which important legal principles are unresolved. Any litigation or claims against us, whether or not valid, could result in substantial costs, could place a significant strain on our financial resources and could harm our reputation. In addition, intellectual property litigation or claims could force us to do one or more of the following:

     . cease selling, incorporating or using any of our products that incorporate the challenged intellectual property, which would adversely affect our revenue;

     . obtain a license from the holder of the infringed intellectual property right, which license may be costly or may not be available on reasonable terms, if at all; or

     .    redesign our products, which would be costly and time-consuming.

If we are unable to adequately protect or enforce our intellectual property rights or secure rights to third-party patents, we may lose valuable assets, experience reduced market share or incur costly litigation to protect our rights

     Our success will depend in part on our ability to obtain patents, maintain trade secret protection and operate without infringing the proprietary rights of others. As of December 31, 2001, we held four issued U.S. patents and two issued foreign patent. In addition, we have 24 pending U.S. patent applications and have filed 16 patent applications under the Patent Cooperation Treaty, from which 15 national phase applications are currently pending in Europe, Australia and Canada. As of December 31, 2001, our subsidiary SBS held 4 issued U.S. patents, 1 issued foreign patent and 5 pending U.S. patent applications and has filed 5 patent applications under the Patent Cooperation Treaty. To maintain the license rights to ALZA intellectual property granted to us under our development and commercialization agreement with ALZA, we must meet annual minimum development spending requirements and fund development of a minimum number of products. If we do not meet these diligence requirements, we may lose rights to one or more of our licensed fields. Also, under our agreement with ALZA, we must assign to ALZA any intellectual property rights relating to the DUROS system and its manufacture and any combination of the DUROS system with other components, active agents, features or processes. In addition, ALZA retains the right to enforce and defend against infringement actions relating to the DUROS system, and if ALZA exercises these rights, it will be entitled to the proceeds of these infringement actions.

     The patent positions of pharmaceutical companies, including ours, are uncertain and involve complex legal and factual questions. In addition, the coverage claimed in a patent application can be significantly reduced before the patent is issued. Consequently, our patent applications or those of ALZA that are licensed to us may not issue into patents, and any issued patents may not provide protection against competitive technologies or may be held invalid if challenged or circumvented. Our competitors may also independently develop products similar to ours or design around or otherwise circumvent patents issued to us or licensed by us. In addition, the laws of some foreign countries may not protect our proprietary rights to the same extent as U.S. law.

     We also rely upon trade secrets, technical know-how and continuing technological innovation to develop and maintain our competitive position. We require our employees, consultants, advisors and collaborators to execute appropriate confidentiality and assignment-of-inventions agreements with us. These agreements typically provide that all materials and confidential information developed or made known to the individual during the course of the individual's relationship with us is to be kept confidential and not disclosed to third parties except in specific circumstances, and that all inventions arising out of the individual's relationship with us shall be our exclusive property. These agreements may be breached, and in some instances, we may not have an appropriate remedy available for breach of the agreements. Furthermore, our competitors may independently develop substantially equivalent proprietary information and techniques, reverse engineer our information and techniques, or otherwise gain access to our proprietary technology.

     We may be unable to meaningfully protect our rights in trade secrets, technical know-how and other non-patented technology. We may have to resort to litigation to protect our intellectual property rights, or to determine their scope, validity or enforceability. Enforcing or defending our proprietary rights is expensive, could cause diversion of our resources and may not prove successful. Any failure to enforce or protect our rights could cause us to lose the ability to exclude others from using our technology to develop or sell competing products.

We rely heavily on third parties to support development, clinical testing and manufacturing of our products

     We rely on third party contract research organizations, service providers and suppliers to provide critical services to support development, clinical testing, and manufacturing of our pharmaceutical systems. For example, we currently depend on MDS Pharma, Inc. to perform blood plasma assays in connection with our clinical trials for Chronogesic(TM), Nelson Laboratories, Inc. to perform quality control services related to components of our DUROS-based pharmaceutical systems, and Da / Pro Rubber Inc. to supply us with molded rubber components of our DUROS-based pharmaceutical systems. In the past, we relied on Chesapeake Biological Labs, Inc. to perform the final manufacturing steps of our Chronogesic(TM) product, and we may need to rely on a third party manufacturer again if we encounter delays in readying our manufacturing facility for production. See "We may not be able to manufacture sufficient quantities of our products to support our clinical and commercial requirements at an acceptable cost, and we have limited manufacturing experience." We anticipate that we will continue to rely on these and other third party contractors to support development, clinical testing, and manufacturing of our pharmaceutical systems. Failure of these contractors to provide the required services in a timely manner or on reasonable commercial terms could materially delay the development and approval of our products, increase our expenses and materially harm our business, financial condition and results of operations.

Key components of our DUROS-based pharmaceutical systems are provided by limited numbers of suppliers, and supply shortages or loss of these suppliers could result in interruptions in supply or increased costs

         Certain components and drug substances used in our DUROS-based pharmaceutical systems are currently purchased from a single or a limited number of outside sources. The reliance on a sole or limited number of suppliers could result in:

         . delays associated with redesigning a product due to a failure to obtain a single source component;

         .  an inability to obtain an adequate supply of required components;
            and

         .  reduced control over pricing, quality and time delivery.

         We have a supply agreement with Mallinckrodt, Inc. for our sufentanil requirements for our Chronogesic(TM) product, which expires in September 2004. Additionally, we have a supply agreement with RMS Company under which RMS has agreed to supply us with titanium components of our DUROS-based pharmaceutical systems until April 2004. Other that these agreements, we do not have long-term agreements with any of our suppliers, and therefore the supply of a particular component could be terminated at any time without penalty to the supplier. Any interruption in the supply of single source components could cause us to seek alternative sources of supply or manufacture these components internally. If the supply of any components for our pharmaceutical systems is interrupted, components from alternative suppliers may not be available in sufficient volumes within required timeframes, if at all, to meet our needs. This could delay our ability to complete clinical trials and obtain approval for commercialization and marketing of our products, causing us to lose sales, incur additional costs and delay new product introductions and could harm our reputation.

We lack marketing, sales and distribution experience for pharmaceutical systems and we may not be able to sell our products if we do not enter into relationships with third parties or develop a direct sales organization

         We have yet to establish marketing, sales or distribution capabilities for our pharmaceutical systems. We intend to enter into agreements with third parties to sell our products or to develop our own sales and marketing force. We may be unable to establish or maintain third-party relationships on a commercially reasonable basis, if at all. In addition, these third parties may have similar or more established relationships with our competitors.

         If we do not enter into relationships with third parties for the sales and marketing of our products, we will need to develop our own sales and marketing capabilities. DURECT has only limited experience in developing, training or managing a sales force. If we choose to establish a direct sales force, we will incur substantial additional expenses in developing, training and managing such an organization. We may be unable to build a sales force, the cost of establishing such a sales force may exceed our product revenues, or our direct marketing and sales efforts may be unsuccessful. In addition, we compete with many other companies that currently have extensive and well- funded marketing and sales operations. Our marketing and sales efforts may be unable to compete successfully against these other companies. We may be unable to establish a sufficient sales and marketing organization on a timely basis, if at all. We may be unable to engage qualified distributors. Even if engaged, these distributors may:

         .  fail to satisfy financial or contractual obligations to us;

         .  fail to adequately market our products;

         .  cease operations with little or no notice to us; or

         .  offer, design, manufacture or promote competing product lines.

         If we fail to develop sales, marketing and distribution channels, we would experience delays in product sales and incur increased costs, which would harm our financial results.

If we are unable to train physicians to use our pharmaceutical systems to treat patients' diseases or medical conditions, we may incur delays in market acceptance of our products

         Broad use of our pharmaceutical systems will require extensive training of numerous physicians. The time required to begin and complete training of physicians could delay introduction of our products and adversely affect market acceptance of our products. We may be unable to rapidly train physicians in numbers sufficient to generate adequate demand for our pharmaceutical systems. Any delay in training would materially delay the demand for our systems. In addition, we may expend significant funds towards such training before any orders are placed for our products.

Investors may experience substantial dilution of their investment

         In the past, we have issued options to acquire common stock at prices below the initial public offering price. To the extent these outstanding options are ultimately exercised, there will be dilution to investors.

We may have difficulty raising needed capital in the future

         Our business currently does not generate sufficient revenues to meet our capital requirements and we do not expect that it will do so in the near future. We have expended and will continue to expend substantial funds to complete the research, development and clinical testing of our products. We will require additional funds for these purposes, to establish additional clinical- and commercial-scale manufacturing arrangements and facilities and to provide for the marketing and distribution of our products. Additional funds may not be available on acceptable terms, if at all. If adequate funds are unavailable from operations or additional sources of financing, we may have to delay, reduce the scope of or eliminate one or more of our research or development programs which would materially harm our business, financial condition and results of operations.

         We believe that our cash, cash equivalents and investments, will be adequate to satisfy our capital needs for at least the next 18 months. However, our actual capital requirements will depend on many factors, including:

         . continued progress and cost of our research and development programs;

         .  progress with preclinical studies and clinical trials;

         .  the time and costs involved in obtaining regulatory clearance;

         . costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims;

         . costs of developing sales, marketing and distribution channels and our ability to sell our products;

         . costs involved in establishing manufacturing capabilities for commercial quantities of our products;

         .  competing technological and market developments;

         .  market acceptance of our products; and

         .  costs for recruiting and retaining employees and consultants.

         We may consume available resources more rapidly than currently anticipated, resulting in the need for additional funding. We may seek to raise any necessary additional funds through equity or debt financings, convertible debt financings, collaborative arrangements with corporate partners or other sources, which may be dilutive to existing stockholders. In addition, in the event that additional funds are obtained through arrangements with collaborative partners or other sources, we may have to relinquish rights to some of our technologies, product candidates or products under development that we would otherwise seek to develop or commercialize ourselves. If adequate funds are not available, we may be required to significantly reduce or refocus our product development efforts, or relinquish to ALZA rights to develop DUROS products in certain fields, resulting in loss of sales, increased costs, and reduced revenues.

Future deferred compensation expenses and non-cash charges may adversely impact or delay our profitability

         To date, we have recorded deferred compensation expenses related to stock options grants, including stock options assumed in our acquisition of SBS, which will be amortized as follows: $661,000 for the three months ending December 31, 2001, $1.7 million for the year ending December 31, 2002, $724,000 for the year ending December 31, 2003, $108,000 for the year ending December 31, 2004, $18,000 for the year ending December 31, 2005, and $2,000 for the year ending December 31, 2006. In addition, deferred compensation expense related to option awards to non-employees will be calculated during the vesting period of the option based on the then-current price of our common stock, which could result in significant charges that adversely impact or delay our profitability. Furthermore, we have issued a warrant to ALZA with a value of approximately $6.5 million, which will be amortized over time based on sales of our products and which will also adversely impact or delay our profitability.

We depend upon key personnel who may terminate their employment with us at any time, and we need to hire additional qualified personnel

         Our success will depend to a significant degree upon the continued services of key management, technical, and scientific personnel, including Felix Theeuwes, our Chairman and Chief Scientific Officer, James E. Brown, our President and Chief Executive Officer and Thomas A. Schreck, our Chief Financial Officer. Although we have obtained key man life insurance policies for each of Messrs. Theeuwes, Brown and Schreck in the amount of $1 million, this insurance may not adequately compensate us for the loss of their services. In addition, our success will depend on our ability to attract and retain other highly skilled personnel. Competition for qualified personnel is intense, and the process of hiring and integrating such qualified personnel is often lengthy. We may be unable to recruit such personnel on a timely basis, if at all. Our management and other employees may voluntarily terminate their employment with us at any time. The loss of the services of key personnel, or the inability to attract and retain additional qualified personnel, could result in delays to product development or approval, loss of sales and diversion of management resources.

We may not successfully manage our growth

         Our success will depend on the expansion of our operations and the effective management of growth, which will place a significant strain on our management and on our administrative, operational and financial resources. To manage such growth, we must expand our facilities, augment our operational, financial and management systems and hire and train additional qualified personnel. If we are unable to manage growth effectively our business would be harmed.

The market for our products is new, rapidly changing and competitive, and new products or technologies developed by others could impair our ability to grow our business and remain competitive

         The pharmaceutical industry is subject to rapid and substantial technological change. Developments by others may render our products under development or technologies noncompetitive or obsolete, or we may be unable to keep pace with technological developments or other market factors. Technological competition in the industry from pharmaceutical and biotechnology companies, universities, governmental entities and others diversifying into the field is intense and is expected to increase. Many of these entities have significantly greater research and development capabilities than we do, as well as substantially more marketing, manufacturing, financial and managerial resources. These entities represent significant competition for us. Acquisitions of, or investments in, competing pharmaceutical or biotechnology companies by large corporations could increase such competitors' financial, marketing, manufacturing and other resources.

         We are a new enterprise and are engaged in the development of novel therapeutic technologies. As a result, our resources are limited and we may experience technical challenges inherent in such novel technologies. Competitors have developed or are in the process of developing technologies that are, or in the future may be, the basis for competitive products. Some of these products may have an entirely different approach or means of accomplishing similar therapeutic effects than our products. Our competitors may develop products that are safer, more effective or less costly than our products and, therefore, present a serious competitive threat to our product offerings.

         The widespread acceptance of therapies that are alternatives to ours may limit market acceptance of our products even if commercialized. Chronic pain can also be treated by oral medication, transdermal drug delivery systems, such as drug patches, or with other implantable drug delivery devices. These treatments are widely accepted in the medical community and have a long history of use. The established use of these competitive products may limit the potential for our products to receive widespread acceptance if commercialized.

We could be exposed to significant product liability claims which could be time consuming and costly to defend, divert management attention and adversely impact our ability to obtain and maintain insurance coverage

         The testing, manufacture, marketing and sale of our products involve an inherent risk that product liability claims will be asserted against us. Although we are insured against such risks up to a $5 million annual aggregate limit in connection with clinical trials and commercial sales of our products, our present product liability insurance may be inadequate and may not fully cover the costs of any claim or any ultimate damages we might be required to pay. Product liability claims or other claims related to our products, regardless of their outcome, could require us to spend significant time and money in litigation or to pay significant damages. Any successful product liability claim may prevent us from obtaining adequate product liability insurance in the future on commercially desirable or reasonable terms. In addition, product liability coverage may cease to be available in sufficient amounts or at an acceptable cost. An inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our pharmaceutical systems. A product liability claim could also significantly harm our reputation and delay market acceptance of our products.

Our business involves environmental risks and risks related to handling regulated substances

         In connection with our research and development activities and our manufacture of materials and products, we are subject to federal, state and local laws, rules, regulations and policies governing the use, generation, manufacture, storage, air emission, effluent discharge, handling and disposal of certain materials, biological specimens and wastes. Although we believe that we have complied with the applicable laws, regulations and policies in all material respects and have not been required to correct any material noncompliance, we may be required to incur significant costs to comply with environmental and health and safety regulations in the future. Our research and development involves the use, generation and disposal of hazardous materials, including but not limited to certain hazardous chemicals, solvents, agents and biohazardous materials. The extent of our use, generation and disposal of such substances has increased substantially since our acquisition of SBS, which, through its subsidiary Birmingham Polymers, Inc., is engaged in the business of manufacturing and selling biodegradable polymers. Although we believe that our safety procedures for storing, handling and disposing of such materials comply with the standards prescribed by state and federal regulations, we cannot completely eliminate the risk of accidental contamination or injury from these materials. We currently contract with third parties to dispose of these substances generated by us, and we rely on these third parties to properly dispose of these substances in compliance with applicable laws and regulations. If these third parties do not properly dispose of these substances in compliance with applicable laws and regulations, we may be subject to legal action by governmental agencies or private parties for improper disposal of these substances. The costs of defending such actions and the potential liability resulting from such actions are often very large. In the event we are subject to such legal action or we otherwise fail to comply with applicable laws and regulations governing the use, generation and disposal of hazardous materials and chemicals, we could be held liable for any damages that result, and any such liability could exceed our resources.

Our stock price may fluctuate, and your investment in our stock could decline in value

         The average daily trading volume of our common stock for the twelve months ending December 31, 2001, was 111,628 shares. The limited trading volume of our stock may contribute to its volatility, and an active trading market in our stock might not develop or continue. The market price of our common stock may fluctuate significantly in response to factors which are beyond our control. The stock market in general has recently experienced extreme price and volume fluctuations. In addition, the market prices of securities of technology and pharmaceutical companies have also been extremely volatile, and have experienced fluctuations that often have been unrelated or disproportionate to the operating performance of these companies. These broad market fluctuations could result in extreme fluctuations in the price of our common stock, which could cause a decline in the value of our investors' stock.

Future sales of our common stock may depress our stock price

         Commencing on March 27, 2001, which was 180 days after the date of our initial public offering, as many as 34,173,026 shares of our common stock became available for sale in the public market, subject to applicable securities laws. Additionally, in connection with our acquisition of SBS, we are filing with the SEC a registration statement on Form S-3 under the Securities Act with respect to the 2,145,652 shares of common stock issued to the former SBS shareholders or issuable upon the exercise of warrants and certain options we assumed. The common stock issued in connection with this acquisition shall become freely tradable in the public market after this registration statement has been declared effective by the Securities and Exchange Commission. Further information regarding the SBS acquisition is included in the company's current report on Form 8-K filed with the SEC on May 15, 2001. We may also seek to raise capital through equity or convertible debt financings or through the sale of equity or convertible securities to collaboration or commercialization partners. Such financing activities may increase the number of shares of our common stock being sold in the public markets. If substantial amounts of our common stock were to be sold in the public market, the market price of our common stock could fall. In addition, these sales could create the perception to the public of difficulties or problems in our business. As a result, these sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate.

We have broad discretion over the use of our cash and investments, and their investment may not yield a favorable return

         Our management has broad discretion over how our cash and investments are used and may invest in ways with which our stockholders may not agree and that do not yield favorable returns.

Executive officers, directors and entities affiliated with them have substantial control over us, which could delay or prevent a change in our corporate control favored by our other stockholders

         Our directors, executive officers and principal stockholders, together with their affiliates have substantial control over us. The interests of these stockholders may differ from the interests of other stockholders. As a result, these stockholders, if acting together, would have the ability to exercise control over all corporate actions requiring stockholder approval irrespective of how our other stockholders may vote, including:

         .  the election of directors;

         .  the amendment of charter documents;

         . the approval of certain mergers and other significant corporate transactions, including a sale of substantially all of our assets; or

         . the defeat of any non-negotiated takeover attempt that might otherwise benefit the public stockholders.

Our certificate of incorporation, our bylaws, Delaware law and our stockholder rights plan contain provisions that could discourage another company from acquiring us

         Provisions of Delaware law, our certificate of incorporation, bylaws and stockholder rights plan may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. These provisions include:

         . authorizing the issuance of "blank check" preferred stock without any need for action by stockholders;

         . providing for a dividend on our common stock, commonly referred to as a "poison pill", which can be triggered after a person or group acquires 17.5% or more of common stock;

         .  providing for a classified board of directors with staggered terms;

         . requiring supermajority stockholder voting to effect certain amendments to our certificate of incorporation and by-laws;

         . eliminating the ability of stockholders to call special meetings of stockholders;

         .  prohibiting stockholder action by written consent; and

         . establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DURECT Corporation

Date:  January 11, 2002                By: /s/ James E. Brown
                                           ------------------
                                           James E. Brown
                                           President and Chief Executive Officer